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                                  Exhibit 16.1

                        [LETTERHEAD OF ERNST & YOUNG LLP]


January 22, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:      MediaBin, Inc.
         Commission File Number 0-24087

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated January 22, 2002 MediaBin, Inc. and are in agreement with the statements contained in paragraphs (a)(i), (ii), (iii) and
(iv) contained therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                                     /s/ Ernst & Young LLP

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